                                                                     EXHIBIT 9.2



                           DATED AS OF 15TH JULY 1998



                         MOURANT & CO. TRUSTEES LIMITED

                                      AND

                                 JURIS LIMITED

                                      AND

                                 LIVELY LIMITED

                                      AND

                                 GPA GROUP PLC

                                      AND

                                 AERCO LIMITED

                                      AND

                             BANKERS TRUST COMPANY



                     =====================================

                            SHAREHOLDERS UNDERTAKING

                     =====================================



                         [MOURANT DU FEU & JEUNE LOGO]

                   ADVOCATES, SOLICITORS AND NOTARIES PUBLIC
  P.O. Box 87, 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands
                      Tel: 01534 609000  Fax: 01534 609333

THIS AGREEMENT is made as of the 15th day of July, 1998

BETWEEN:

(1) MOURANT & CO. TRUSTEES LIMITED a company incorporated under the laws of Jersey and having its registered office at 22 Grenville Street, St Helier, Jersey, Channel Islands JE4 8PX in its capacity as trustee of Aerco Holding Trust (the "TRUSTEE");

(2) JURIS LIMITED a company incorporated under the laws of Jersey and having its registered office at 22 Grenville Street aforesaid ("JURIS");

(3) LIVELY LIMITED a company incorporated under the laws of Jersey and having its registered office at 22 Grenville Street aforesaid ("LIVELY");

(4) GPA GROUP PLC a company incorporated under the laws of Ireland and having its registered office at GPA House, Shannon, County Clare, Ireland ("GPA GROUP");

(5) AERCO LIMITED a company incorporated under the laws of Jersey and having its registered office at 22 Grenville Street aforesaid (the "COMPANY");

(6) BANKERS TRUST COMPANY in its capacity as indenture trustee under the Indenture (as defined below) (the "NOTE INDENTURE TRUSTEE").

WHEREAS:

(A) By a trust instrument dated 4th June, 1998 (the "INSTRUMENT") the "Aerco Holding Trust" (the "Charitable Trust") was established and certain property, as specified therein, was transferred to the Trustee to be held by it upon the trusts and in the manner therein declared. The property held by the Trustee upon such trusts now comprises nineteen shares numbered 1-19 inclusive forming part of the issued share capital of the Company registered in the names of Juris (as to 10 shares) and Lively (as to 9 shares) as bare nominees for the Trustee.

(B) GPA Group is the registered holder and beneficial owner of one share numbered 20 of the issued share capital of the Company and is also to subscribe for certain notes to be issued by the Company pursuant to the Indenture (as defined below).

(C) The twenty issued shares numbered 1-20 inclusive referred to in recitals (A) and (B) above (together, the "SHARES" and each, a "SHARE") constitute the entire issued share capital of the Company.

(D) The Trustee, Juris, Lively and GPA Group have been requested by the Company and the Note Indenture Trustee to enter into this Agreement in connection with the issue by the Company of the Notes (as hereinafter defined) pursuant to the trust indenture to be entered into between the Company and the Note Indenture Trustee and dated as of the date hereof (the "INDENTURE") and to support certain of the covenants to be given by the Company in the Indenture.

(E) On the certification of the directors of the Company pursuant to Clause 8 of the Instrument the Trustee has agreed to enter into this Agreement on the terms and conditions hereinafter appearing.


IN WITNESS WHEREOF it is hereby agreed as follows:

1.   DEFINITIONS

(A) In this Agreement, unless the context otherwise requires, capitalised terms not otherwise defined shall bear the respective meanings assigned to them in the Indenture.

     (B) In this Agreement, "Notes" means the U.S. dollar denominated Class A, B, C, D and E Notes to be issued by the Company pursuant to the Indenture.

2.   COVENANTS OF THE TRUSTEES

     The Trustee hereby covenants to and agrees with the Note Indenture Trustee that for so long as any amount is outstanding or payable under any of the Notes it will not, and will procure that its nominees will not, without the prior written approval of the Note Indenture Trustee (which approval may be withheld for whatever reason or for no reason) and of all of the Directors of the Company:-

     (i) take any action in its capacity as a shareholder of the Company (a) regarding the institution of any proceeding by the Company seeking liquidation, winding-up, reorganisation, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganisation or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, or (b) in the case of any such proceeding instituted against the Company (but not instituted by the Company), any action authorising or consenting to such proceedings (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for it, or any substantial part of its property, or that of any subsidiary); or (c) any action seeking termination of the Company's corporate existence; or

     (ii) take any action in its capacity as a shareholder of the Company regarding the increase or reduction or reclassification of the share capital of the Company or the issuance of any additional shares of the Company; or

     (iii) take any action in its capacity as a shareholder of the Company under any circumstances regarding the waiver, repeal, amendment, variation, supplement or other modification of any of the provisions of the Memorandum or Articles of Association of the Company; or

     (iv) take any action in its capacity as a shareholder of the Company to wind up or terminate the corporate existence of the Company; or

     (v) transfer the Shares owned by it or any part thereof or any interest therein unless the transferee of the Shares owned by it or any part thereof or the acquirer of the interest therein (a) shall be a trustee of a trust established for charitable purposes substantially identical to those for which the Charitable Trust is established; and (b) shall enter into an agreement substantially identical to this agreement in favour of the Note Indenture Trustee PROVIDED HOWEVER THAT the above restriction shall not apply in the case of any transfer by Juris or Lively of the Shares held by them to a third party to act as nominee holder of such Shares for the Trustee on terms substantially identical to those on which Juris or Lively, as the case may be, currently act as nominee.

3.   COVENANTS OF JURIS AND LIVELY

     Juris and Lively hereby covenant to and agree with the Note Indenture Trustee that for so long as any amount is outstanding or payable under any of the Notes they will not, without the prior written approval of the Note Indenture Trustee (which approval may be withheld for whatever reason or for no reason) and of all of the Directors of the Company, transfer the Shares or any part thereof or the acquirer of the interest therein shall enter into a agreement substantially identical to this Agreement in favour of the Note Indenture Trustee PROVIDED HOWEVER THAT the above restriction shall not apply in the case of any transfer by Juris or Lively of the Shares held by them to a third party to act as nominee holder of such Shares for the Trustee on terms substantially identical to those on which Juris or Lively, as the case may be, currently act as nominee.

4.   COVENANTS OF GPA GROUP

     GPA Group hereby covenants to and agrees with the Note Indenture Trustee that for so long as any amount is outstanding or payable under any of the Notes it will not, without the prior written approval of the Note Indenture Trustee (which approval may be withheld for whatever reason or for no reason) and of all of the Directors of the Company:-

     (i) take any action in its capacity as a shareholder of the Company (a) regarding the institution of any proceeding by the Company seeking liquidation, winding-up, reorganisation, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganisation or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, or (b) in the case of any such proceeding instituted against the Company (but not instituted by the Company), any action authorising or consenting to such proceedings (including, without limitation, the entry of an order for relief against, or the appointment or a receiver, trustee, custodian or other similar official for it, or any substantial part of its property, or that of any subsidiary); or (c) any action seeking termination of the Company's corporate existence; or

     (ii) take any action in its capacity as a shareholder of the Company regarding the increase or reduction or reclassification of the share capital of the Company or the issuance of any additional shares of the Company; or

     (iii) take any action in its capacity as a shareholder of the Company under any circumstances regarding the waiver, repeal, amendment, variation, supplement or other modification of any of the provisions of the Memorandum or Articles of Association of the Company; or

     (iv) take any action in its capacity as a shareholder of the Company to wind up or terminate the corporate existence of the Company; or

     (v) transfer the Share owned by it or any part thereof or any interest therein unless the transferee of the Share or any part thereof or the acquirer of the interest therein shall enter into an agreement substantially identical to this agreement in favour of the Note Indenture Trustee.


5.   UNDERTAKING FEE

     In consideration of the undertaking given by the Trustee, Juris and Lively in the Agreement the Company agrees to pay the Trustee an undertaking fee (the "UNDERTAKING FEE") equal to US$1500 per annum for each year or part thereof during which any amount is outstanding or payable under any of the Notes. The Undertaking Fee shall be payable by the Company to the Trustee in January of each year commencing 1999.


6.   SUCCESSORS AND ASSIGNS

     (A)   This Agreement shall be binding on and enure to the benefit of the
           Note Indenture Trustee and its successors and assigns.

     (B) This Agreement shall be binding on each of the Trustee, Juris, Lively, GPA Group and their respective successors and assigns and persons otherwise entitled to the Shares or any of them or any interest therein by operation of law.

7.   GOVERNING LAW AND JURISDICTION

     (A) This Agreement shall be governed by and construed in accordance with Jersey Law.

     (B) Each of the parties hereto irrevocably agrees that the Courts of Jersey shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with this Agreement and for such purposes irrevocably submits to the jurisdiction of such Courts.

     (C) Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the Courts referred to in sub-class (B) above being nominated as the forum to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with these presents and agrees not to claim that any such Court is not a convenient or appropriate forum.

     (D) The submission to the jurisdiction of the Courts referred to in sub-clause (B) above shall not (and shall not be construed so as to) limit the right of the Note Indenture Trustee to take proceedings against the Trustee, Juris, Lively, GPA Group or any of them in any other court of competent jurisdiction nor shall the taking of proceedings in one or more jurisdictions preclude the Note Indenture Trustee from taking proceedings against the Trustee, Juris, Lively, GPA Group or any of them in any other jurisdiction, whether concurrently or not.

8.   MISCELLANEOUS

     (A) The Trustee, Juris, Lively and GPA Group agree that, in the event of a breach of this Agreement, damages shall be an inadequate remedy to the other party and that specific performance, injunction or other equitable relief are therefore appropriate remedies to prevent or restrain a breach or possible breach.

     (B) In the event of any one or more of the provisions contained in this Agreement being invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions herein contained shall not be in any way affected or impaired thereby.

9.   COUNTERPARTS

     This Agreement may be executed by one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS whereof the parties hereto have executed and delivered this Agreement the day and year first above written.

SIGNED by:- GARETH ESSEX-CATER          )
for and on behalf of                    )
MOURANT & CO. TRUSTEES LIMITED          )
in the presence of:-                    )

BEN ROBINS
22 GRENVILLE STREET
ST HELLIER
JERSEY

SIGNED by:- JULIA CHAPMAN               )
for and on behalf of                    )
JURIS LIMITED                           )
in the presence of:-                    )

SIGNED by:- JULIA CHAPMAN               )
for and on behalf of                    )
LIVELY LIMITED                          )
in the presence of:-                    )

SIGNED by:- JOHN REDMOND                )
for and on behalf of                    )
GPA GROUP PLC                           )
in the presence of:-                    )

SIGNED by:- FREDERICK W. BRADLEY JR.    )
for and on behalf of                    )
AERCO LIMITED                           )
in the presence of:-                    )

SIGNED by:- CRAIG M. KANTON             )
for and on behalf of                    )
BANKERS TRUST COMPANY                   )
in the presence of:-                    )

SIGNED by:- GARETH ESSEX-CATER          )
for and on behalf of                    )
MOURANT & CO. TRUSTEES LIMITED          )
in the presence of:-                    )

BEN ROBINS
22 GRENVILLE STREET
ST HELLIER
JERSEY

SIGNED by:- JULIA CHAPMAN               )
for and on behalf of                    )
JURIS LIMITED                           )
in the presence of:-                    )

SIGNED by:- JULIA CHAPMAN               )
for and on behalf of                    )
LIVELY LIMITED                          )
in the presence of:-                    )

SIGNED by:- JOHN REDMOND                )
for and on behalf of                    )
GPA GROUP PLC                           )
in the presence of:-                    )

SIGNED by:- FREDERICK W. BRADLEY SR.    )
for and on behalf of                    )
AERCO LIMITED                           )
in the presence of:-                    )

SIGNED by:- CRAIG M. KANTON             )
for and on behalf of                    )
BANKERS TRUST COMPANY                   )
in the presence of:-                    )

                                       9